Exhibit 10.2

                              CONSULTING AGREEMENT

     AGREEMENT, entered into this ___ day of April, 2004, between Grill Concepts, Inc., a Delaware corporation (the "Company"), and Robert Spivak (the "Consultant").

     WHEREAS, the Company is engaged in the development, operation, management and licensing of restaurant properties, including, but not limited to, Daily Grill and The Grill on the Alley restaurants;

     WHEREAS, the Consultant is a founder of the Company, having served as Chief Executive Officer of the Company through his retirement and possesses extensive and valuable knowledge and understanding concerning the restaurant industry and the Company's restaurant operations; and

     WHEREAS, the Company and the Consultant desire the Consultant to provide certain consulting services to the Company as an independent contractor under a consulting arrangement which shall commence on the first day that the Consultant is no longer employed by the Company (the "Effective Date") and terminate on the tenth anniversary of the Effective Date (the "Term").

     NOW,  THEREFORE,  the  Consultant  and  the  Company  agree  as  follows:

1. (a) During the Term, the Company hereby retains the Consultant to provide, and the Consultant agrees to provide to the Company, business strategy consulting services, including but not limited to advice regarding (i) restaurant operations and management, (ii) managerial and financial requirements, (iii) sales and marketing plans and activities, (iv) budgets and business plans, and (v) other aspects relating to the management and operation of the Company's business (the "Consulting Services"). The Consulting Services shall be rendered at such times and places and in such manner as Consultant, in his reasonable discretion, deems appropriate, it being mutually understood and acknowledged that Consultant is expected to spend approximately forty (40) hours per month during the Term in the performance of the Consulting Services hereunder. Consultant shall provide such Consulting Services in accordance with such guidelines as the Company may, from time to time, establish for its independent contractors. In the event of a conflict between such guidelines and this Agreement, the terms of this Agreement shall control.

     (b) Should either party default in the performance of this Agreement or materially breach any of its provisions other than for non-payment of compensation or the providing of benefits pursuant to paragraph 2, the non-breaching party may terminate this Agreement by giving written notification to the breaching party describing in detail the alleged breach. The breaching party shall have thirty (30) days within which to cure the purported breach. In the event the breach is not cured within such thirty (30) day period, termination shall be effective thirty (30) days from the mailing of the written notification of breach. For purposes of this Agreement, material breach of this Agreement shall include, but is not limited to, the following:

          (i) Failure of the Company to pay to Consultant when due any of the compensation or provide any of the benefits required in paragraph 2 above, following fifteen (15) business days prior written notice from Consultant to Company advising the Company of such failure;

          (ii) Failure of the Consultant to provide the Consulting Services agreed upon between the Consultant and the Company; or

          (iii) Violation of the terms of the provisions relating to confidential or proprietary information, trade secrets, works for hire, non-solicitation or non-inducement.


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          Further,  the  Consulting  Term  shall  automatically  terminate  upon
Consultant's  death.

     (c) It is expressly understood and agreed that the Consultant is an independent contractor and not an employee of the Company for any purpose and that the Company may not direct or control the Consultant with respect to the manner in which the Consultant's services are performed under this Agreement. The Consultant agrees that the Consultant, other than to the extent earned or vested prior to the Effective Date, will not be entitled to participate in any benefit programs maintained by the Company for its employees by reason of the services performed hereunder, and expressly waives the right to participate in, or share in any profit sharing, pension, retirement or employee benefit plan of the Company by reason of the Services performed hereunder. This does not refer to any pension or retiree life and medical benefits for which the Consultant may be eligible with respect to the Consultant's prior employment with the Company or to any other benefits as may be agreed to between the Company and the Consultant.

     (d) Neither the Company nor the Consultant shall treat the Consultant as an employee for federal, state or local tax purposes. Accordingly, the Company shall neither pay nor withhold federal, state or local income tax or payroll tax of any kind on behalf of Consultant. The Consultant understands that he is solely responsible to pay, according to law, his income and all other required taxes. Consultant further understands that he may be liable for self-employment (social security) tax to be paid by the Consultant according to law. In the event that the Company shall be required by any governmental, federal, state, municipal or other regulatory body having jurisdiction to pay social security, FICA, unemployment, disability insurance or other similar tax or charge, by reason of any ruling or determination that payments to the Consultant should be treated as wages, or employee compensation, the Consultant shall reimburse for and hold the Company harmless from any and all such expense.

     (e) During the Term, no Workers' Compensation Insurance shall be obtained by the Company covering the Consultant.

2. Compensation to Consultant for the Consulting Services shall be as follows:

     (a) $12,500.00 per month, payable in arrears on the last business day of each month during the Term.

     (b) During the Term, and in furtherance of providing Consulting Services under this Agreement, the Company shall provide Consultant, at no cost to Consultant, a private office at the Company's headquarters and to secretarial and other assistance up to ten (10) hours per week. Further, during the initial eighteen (18) months of the Term, Company shall provide to Consultant, at no cost to Consultant, the use of an automobile comparable to the automobile provided by the Company to Consultant immediately prior to the Effective Date.

     (c) During the Term, the Company will provide to the Consultant, at the Company's sole expense, the following minimum benefits:

          (i) A five hundred thousand dollar ($500,000.00) whole life insurance policy with Consultant designating the beneficiary(ies) (it being understood that Consultant shall have exclusive control over the accumulated value in the policy and the right to said policy upon termination of this Agreement);

          (ii) Medical insurance for Consultant and spouse of a kind and quality provided other senior executives of the Company through COBRA, if applicable, until the Consultant reaches the age of 65, or any later age for eligibility for Medicare if it is postponed by law before Consultant reaches 65;


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          (iii) Supplemental  Medicare insurance for Consultant and spouse after the Consultant attains the age of 65, or any later age for eligibility for Medicare if it is postponed by law before Consultant reaches 65; and

          (iv) Disability benefits such that in the event Consultant becomes disabled to the extent he is unable to provide Consulting Services in the same manner as provided in the past, the Company shall continue to pay Consultant the monthly payment and other compensation and benefits provided for in paragraph 2 hereof during the balance of the Term; the Company may secure insurance to cover all or some portion of the compensation due Consultant during the period of any such disability.

     (d) In the event that this Agreement is terminated either (i) by the Company other than as a result of a material breach by the Consultant or (ii) by the Consultant as a result of material breach by the Company, the Consultant shall be paid a lump sum equal to the compensation that the Consultant would have received over the remaining Term had the Agreement not been so terminated discounted at the Applicable Federal Rate for the month in which the termination occurs, including the amount necessary to make the premium payments contemplated by the benefits provided in paragraphs 2(c)(i), (ii) (iii) and (iv) as determined by Consultant's actuary at the Company's expense, and any other amounts owed to the Consultant under this Agreement. Within five (5) days of the date of such termination, (i) such lump sum shall be shall be paid to the Consultant, and (ii) the Company will transfer and assign all right, title and interest in the life insurance policy contemplated in paragraph 2(c)(i) free of any liens or encumbrances to Consultant. The Company hereby appoints Consultant its attorney-in-fact to execute in the Company's name all documents necessary to effectuate such transfer and assignment. The parties hereby acknowledging payment of such sum and transfer of the life insurance policy represents a negotiated and agreed upon payment as liquidated damages in full settlement of all claims Consultant may have as a result of such a termination.

3. The Company shall reimburse the Consultant for business expenses actually and reasonably incurred by the Consultant in connection with the Consulting Services rendered hereunder at the specific direction of the Company, but reimbursements shall be made only in accordance with the Company's generally applicable expense reimbursement policies. Consultant shall be entitled to dining privileges at Company restaurants to a maximum of $1,000.00 per month during the Term.

4. The Consultant shall and does hereby indemnify, defend and hold harmless the Company, and the Company's officers, directors, employees and shareholders from and against any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable attorney fees and costs, that Company may incur or suffer and that result from, or are related to the performance by Consultant of his Consulting Services in a grossly negligent manner.

5. (a) The Consultant shall, during the Term, be subject to the same restrictive covenants as senior executives of the Company with respect to confidential or proprietary information, trade secrets, works for hire, non-competition, non-solicitation and non-inducement and, following termination of this Agreement for whatever reason, be subject to such restrictive covenants in accordance with their terms to the same extent that senior executives of the Company are subject thereto following termination of employment as employees of the Company. In this regard, Consultant agrees to execute such other and further documents as the Company may reasonably require incidental to such covenants by Consultant.

     (b) Consultant agrees that during the Term, unless otherwise sooner modified or terminated in writing by the Company in its sole discretion, he shall not, in, from or at any location within the United States, directly or indirectly, as a principal, agent, employee, employer, consultant, stockholder, partner or


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in  any  individual  or  representative  capacity,  engage  in any business that competes with the Company, i.e., a business that provides restaurant services substantially similar to the "The Grill" and/or "Daily Grill" restaurant operations as well as any restaurant or other business operations actively engaged in by the Company as of the Effective Date. Notwithstanding the foregoing, Consultant may, without violating the provisions hereof, purchase and hold up to five percent (5%) of any entity whose shares are publicly traded. If any covenant hereof should be deemed invalid or unenforceable because of the scope, geographical area or duration, or any combination thereof, such covenant shall be modified and reformed so that the scope, geographic area and duration of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid and enforceable.

     (c) During the Term, and for a period of one (1) year following the termination thereof other than for termination based on material breach by the Company, Consultant acknowledges and agrees that he will not, without the express written consent of the Company, directly or indirectly, do or authorize or assist any other person in doing any of the following acts:

          (i) solicit, entice, persuade or induce any Person (whether or not under a written contract of employment with the Company) to terminate his or her employment by the Company or to refrain from entering into, extending or renewing employment with the Company (upon the same or new terms) or to become employed by a Person other than the Company; or

          (ii) solicit, entice, persuade or induce any person or any Client (whether or not under a written contract with the Company) to terminate his or her contract or relationship with the Company or to refrain from entering into, extending or renewing the same (upon the same or new terms) or enter into a contract or relationship with a person other than the Company.

               For purposes herein, Person shall mean any individual, partnership, corporation, trust, joint venture, governmental agency, unincorporated association or other entity. For purposes herein, Client shall mean any person which the Company has conducted business with during the Term.

     (d)  Consultant  understands  and  agrees that any breach of provisions (a)
(b) or (c) above would cause irreparable harm, which irreparable harm may not be compensable entirely with monetary damages. Consultant agrees that injunctive relief is an appropriate remedy for any breach of this paragraph. Consultant further agrees that such injunctive relief shall be in addition to and not in limitation of any monetary relief or other remedies or rights available under applicable law, in equity or under this Agreement.

6. The Consultant agrees that so long as the Consultant is engaged by the Company, the Consultant shall comply with all laws, regulations and rules applicable to the conduct of the Company's business.

7. The Consultant represents, warrants and covenants that the Consultant is not a party to or bound by any consulting, non-competition, non-solicitation or confidentiality agreement or the like which would in any manner conflict or interfere with the Consultant's ability to lawfully fulfill the Consultant's duties under this Agreement.

8. Any notice given pursuant to this Agreement shall be in writing and shall be delivered personally or mailed, certified or registered mail, postage prepaid, if to the Company, to it at 11661 San Vicente Blvd., Suite 404, Los Angeles, California 90049, marked for the attention Michael Weinstock, Vice President with copy to Michael A. Grayson, Esq., Herzog, Fisher, Grayson & Wolfe, 9460 Wilshire Blvd., Fifth Floor, Beverly Hills, California 90212 and if to the Consultant, to the Consultant at the address set forth in the Company's records (or at such other address for a party as may be specified by notice given pursuant hereto) with a copy to Robert W. Shaffer, Jr., Esq., Shaffer, Gold & Rubaum, LLP, 12011 San Vicente Boulevard, Suite 600, Los Angeles, California 90049.


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9.   This  Agreement  shall be binding upon the Company and Consultant and their respective  successors,  assigns,  heirs,  executors  and  administrators.

10. This Agreement contains the entire understanding of the parties hereto and supersedes all previous communications, representations, or agreements, oral or written with respect to the subject matter hereof and supersedes all previous communications, representations, or agreements, oral or written, with respect to the subject matter hereof except for the provisions of the Consultant's previous employment agreement with the Company, or for the provisions of the Company's policies, relating to confidential or proprietary information, trade secrets, works for hire, non-competition, non-solicitation and non-inducement, which shall remain in effect in accordance with their terms. No failure to exercise nor any delays in exercising any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise therefore or the exercise of any other right or remedy. Neither this Agreement nor any of its provisions may be amended, supplemented, changed, waived or rescinded except by a written instrument signed by the party against whom enforcement thereof is sought. No waiver of any right or remedy hereunder on any one occasion shall extend to any subsequent or other matter.

11. This Agreement shall not be transferred or assigned in whole or in part by the Consultant without the prior written consent of the Company.

12. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made on and performed within the State of California. Any controversy arising under or relating to this Agreement, or the breach hereof, shall be determined and settled by arbitration in California by a three person panel mutually agreed upon, or in the event of a disagreement as to the selection of the arbitrators, in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association. Any award rendered therein shall specify the findings of fact of the arbitrator or arbitrators and the reasons of such award, with the reference to and reliance on relevant law. Any such award shall be final and binding on each and all of the parties thereto and their personal representatives, and judgment may be enter thereon in any court having jurisdiction thereof. The prevailing party, if any, shall be fully compensated by the non-prevailing party for reasonable legal fees and expenses directly related to the arbitration process.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

AGREED AND ACCEPTED:             GRILL CONCEPTS, INC.

By:  _______________________          By:  _____________________________________
     Robert Spivak                          Michael Weinstock
                                      Its: Chairman and Executive Vice President


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